Exhibit 99.1

Kyber Data Science LLC
Consolidated Financial Statements
December 31, 2023

Kyber Data Science LLC Contents As of December 31, 2023

Page(s)
Report of Independent Auditors	1-2

Consolidated Financial Statements
Consolidated Balance Sheet	3
Consolidated Statement of Operations	4
Consolidated Statement of Changes in Members' Equity	5
Consolidated Statement of Cash Flows	6
Notes to Consolidated Financial Statements	7-13

Report of Independent Auditors

To the Stockholder of Cowen Inc.:

Opinion

We have audited the consolidated financial statements of Kyber Data Science LLC (the Company), which comprise the consolidated balance sheet as of December 31, 2023, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

January 16, 2025

Kyber Data Science LLC Consolidated Balance Sheet December 31, 2023 (In thousands of dollars)

Assets
Cash	$4,424
Receivable from customers	515
Intangible assets, net of accumulated amortization of $4,266	8,618
Other assets	724
Total assets	$14,281

Liabilities and members' equity
Liabilities
Compensation payable	$1,928
Payable to affiliates	39,560
Accrued expenses and other liabilities	1,399
Total liabilities	$42,887

Members' equity	(28,606)
Total liabilities and members' equity	$14,281

The accompanying notes are an integral part of these consolidated financial statements.

Kyber Data Science LLC Consolidated Statement of Operations For the Year Ended December 31, 2023 (In thousands of dollars)

Revenues
Research fees	$4,160
Interest income	6
Total revenues	$4,166

Expenses
Employee compensation and benefits	$10,511
Professional, advisory, and other fees	768
Service fees	1,791
Communications	346
Occupancy and equipment	526
Depreciation and amortization	2,011
Client services and business development	116
Other expenses	411 411
Interest expense	6
Total expenses	$16,486

Net loss	$(12,320)

The accompanying notes are an integral part of these consolidated financial statements.

Kyber Data Science LLC Consolidated Statement of Changes in Members' Equity For the Year Ended December 31, 2023 (In thousands of dollars)

Members' Equity

Members' equity at December 31, 2022	$(21,536)
Capital contributions from Parent	5,250
Net loss	(12,320)
Members' equity at December 31, 2023	$(28,606)

The accompanying notes are an integral part of these consolidated financial statements.

Kyber Data Science LLC Consolidated Statement of Cash Flows For the Year Ended December 31, 2023 (In thousands of dollars)

Cash flows used in operating activities:
Net income (loss)	$(12,320)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of intangible assets:	1,940
(Increase) decrease in operating assets:
Receivable from customers	(3)
Other assets	(85)
Increase (decrease) in operating liabilities:
Compensation Payable	79
Payable to affiliates	12,219
Accrued expenses and other liabilities	839
Net cash used in operating activities	2,669

Cash flows from investing activities:
Capitalization of intangible assets	(3,515)
Net cash used in investing activities	(3,515)

Cash flows from financing activities:
Capital Contribution from Parent	5,250
Net cash provided by financing activities	5,250

Net increase in cash

Change in cash	4,404
Cash, beginning of year	20
Cash, end of year	$4,424

The accompanying notes are an integral part of these consolidated financial statements.

Kyber Data Science LLC Notes to Consolidated Financial Statements December 31, 2023 (In thousands of dollars, except where noted)
1. Organization and Business

Kyber Data Science LLC (the “Company”) was formed January 22, 2018, as a Delaware limited liability company. The Company is a majority-owned subsidiary of Cowen Inc. ("Parent"). On March 1, 2023 (the "Acquisition Date"), Cowen Inc. and its consolidated subsidiaries, including the Company, became indirectly wholly owned subsidiaries of The Toronto-Dominion Bank (the "Bank"), a bank chartered under the Bank Act (Canada).

The Company is an advanced healthcare data company that offers analytical tools to help healthcare investors make better portfolio decisions. The Company delivers enriched, real-world healthcare insights to help investors understand U.S. market forces, as they are unfolding, across complex points of care and payment. The Company’s clients include banks, investment managers, hedge funds, corporations, plan sponsors, broker-dealers, family offices, and financial intermediaries.

2. Significant Accounting Policies

Basis of Presentation
The Company's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") as promulgated by the Financial Accounting Standards Board through the Accounting Standards Codification ("ASC") as the source of authoritative accounting principles in the preparation of the accompanying consolidated financial statements.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Kyber Survey Data LLC (d/b/a Kyber Data Science), Kyber Data Sub LLC, Kyber Health Data LLC and Kyber Aesthetic Data LLC. All intercompany accounts and transactions have been eliminated.

Use of Estimates
The preparation of the accompanying consolidated financial statements in conformity with US GAAP requires management of the Company to make estimates and assumptions the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the accompanying consolidated financial statements, as well as the accounting for identifiable intangible assets and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Kyber Data Science LLC Notes to Consolidated Financial Statements December 31, 2023 (In thousands of dollars, except where noted)
Revenue Recognition
Revenue from Contracts with Customers
The Company's revenue from contracts with customers includes research fees. The Company recognizes these revenues in accordance with ASC Topic 606, Revenue from Contracts with Customers, which requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company follows a five-step model to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when (or as) the entity satisfies a performance obligation. In determining the transaction price, the Company includes variable consideration only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved. Significant judgments are required in the application of the five-step model including; when determining whether performance obligations are satisfied at a point in time or over time; how to allocate transaction prices where multiple performance obligations are identified; when to recognize revenue based on the appropriate measure of the Company’s progress under the contract; and whether constraints on variable consideration should be applied due to uncertain future events. The following is a description of the Company's principal revenue-generating activity:

Research Fees
The Company earns research fees primarily from fees from providing access to its proprietary healthcare data on a subscription and bespoke basis to customers to utilize in their healthcare investment research.

Subscription based research fees are billed upon the client signing a subscription agreement and are recorded in other assets as prepaid data services. The Company recognizes the research fees ratably throughout the subscription period.

Bespoke research fees are related to specific data services requested by customers. The Company records bespoke research fees at the point in time when the services for the transactions are completed under the terms of each assignment or engagement.

Cash
Cash consists of cash held on deposit with one U.S. financial institution.

Receivables from Customers
Receivables from customers primarily include amounts owed by customers for subscription services provided by the Company.

Intangible Assets
Intangible assets with finite lives are amortized over their estimated average useful lives. The Company does not have any intangible assets deemed to have indefinite lives. Intangible assets are tested for potential impairment whenever events or changes in circumstances suggest that an asset or asset group's carrying value may not be fully recoverable. An impairment loss, calculated as the difference between the estimated fair value and the carrying value of an asset or asset group, is recognized if the sum of the estimated undiscounted cash flows from the use or disposition of the asset or asset group is less than the corresponding carrying value. The Company continually monitors the estimated average useful lives of existing intangible assets.

Please refer to Note 7, "Intangible Assets" for additional information and disclosures.

Kyber Data Science LLC Notes to Consolidated Financial Statements December 31, 2023 (In thousands of dollars, except where noted)
Income Taxes

The Company is a Limited Liability Company that is treated as a Partnership for federal and state income tax purposes. The Company has not elected to be taxed as a C Corporation. The Company issues a K-1 to Cowen, Inc. based on Cowen’s ownership percentage in the Company. Cowen, Inc, a wholly owned subsidiary of Toronto Dominion Holdings USA, Inc, elected not to allocate the consolidated amount of current and deferred tax expenses to Kyber Data Science LLC. The Company itself is subject to the NYC unincorporated business tax. As of December 31, 2023, deferred tax assets of $1,330,024 have been recognized to reflect the future tax benefits primarily attributable to historical net operating losses. Based on all available evidence the Company has concluded that it is not more likely than not that these deferred tax benefits will be realized and as such has recorded a full valuation allowance against the deferred tax asset as of December 31, 2023.

Other Assets
Other assets consist of prepaid data service fees paid by the Company under a subscription agreement.

Compensation Payable
Compensation payable includes accruals for estimated discretionary cash bonuses. Annual incentive compensation is variable, and the amount paid is generally based on a combination of employees' performance, their contribution to their business, and the Company's performance.

Payable to Affiliates
Payable to affiliates are presented net on the balance sheet, pursuant to a netting agreement in place between the Company and its affiliates and per the agreement is settled net with Cowen Services Company, LLC ("CSC"). These amounts settle in the ordinary course of business.

Please refer to Note 6, "Related Party Transactions" for additional information and disclosures.

Accrued Expenses and Other Liabilities
Accrued expenses and other liabilities primarily consist of deferred income related to customer contracts that have not been recognized, professional fees payable and sales tax payable.

Recent Accounting Pronouncements
There are no recently issued or recently adopted pronouncements that are expected to have a material impact on the Company's financial statements.

Kyber Data Science LLC Notes to Consolidated Financial Statements December 31, 2023 (In thousands of dollars, except where noted)
3. Revenue from Contracts with Customers

The following table presents revenues from contracts with customers disaggregated by fee type:

As of December 31, 2023
Research fees
Subscription research fees	$4,145
Bespoke research fees	15
Total research fees	4,160
Total revenue from contracts with customers	$4,160

4. Members' equity

Included in the members' equity are Class A Voting Common Units ("Class A – Common"), Series A Convertible Preferred Units ("Series A – Convertible Preferred") and Class B Non-Voting Common Units ("Class B – Common") (collectively, the "units"). Units are issued to members in exchange for contributed capital and/or as a performance incentive.

Each Class A Voting Common Unit is entitled to one (1) vote and each Series A Convertible Preferred Unit is entitled to one (1) vote for each Class A Voting Common Unit into which such Series A Convertible Preferred Unit could then be converted.

Class B Non-Voting Common Unit awards are subject to time-based and performance-based vesting criteria. Vesting accelerates upon the Sale of the Company (defined in Class B Non-Voting Common Unit Award Agreement). All Class B Non-Voting Common Units are subject to a $25,000,000 participation hurdle, in which holders of the Class B Non-Voting will not participate in distributions from the Company until the proceeds of a Sale of the Company exceed $25,000,000.

Each Series A Convertible Preferred Unit is convertible at any time at the option of the unitholder into such number of Class A Voting Common Units as is determined by dividing the Series A Liquidation Preference by the Series A Conversion Price in effect at the time of conversion. Each Series A Convertible Preferred Unit shall automatically be converted into such number of Class A Voting Common Units as is determined by dividing the Series A Liquidation Preference by the Series A Conversion Price in effect at the time of conversion upon the date specified by written consent of sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding Series A Convertible Preferred Units. The Series A Conversion Price shall be subject to adjustment as provided in the Third Amended and Restated Limited Liability Company Agreement dated July 2023.

As of December 31, 2023, members' equity is composed of the following:

Class A - Common	$(10,720)
Series A - Convertible Preferred	(18,136)
Class B - Common	—
Total Members' Equity	$(28,856)

Kyber Data Science LLC Notes to Consolidated Financial Statements December 31, 2023 (In thousands of dollars, except where noted)
5. Commitments and Contingencies

Commitments
The Company has entered into a perpetual licensing agreement with a third-party data supplier to license healthcare and medical claim data that will form part of the product offered to clients. As of December 31, 2023, the Company's annual minimum guaranteed payments are $2,232,262 for the year ended December 31, 2024.

Contingencies
In the ordinary course of business, the Company and its affiliates and current and former officers, directors and employees (the "Company and Related Parties") can be named as defendants in, or as parties to, various legal actions and proceedings. Certain of these actions and proceedings assert claims or seek relief in connection with alleged violations of securities, banking, anti-fraud, anti-money laundering, employment and other statutory and common laws. Certain of these actual or threatened legal actions and proceedings may include claims for substantial or indeterminate compensatory or punitive damages, or for injunctive relief.

The Company seeks to resolve all litigation matters in the manner management believes is in the best interests of the Company, and contests liability, allegations of wrongdoing and, where applicable, the amount of damages or scope of any penalties or other relief sought as appropriate in each pending matter. For many legal and regulatory matters, the Company is unable to estimate a range of reasonably possible loss.

In accordance with US GAAP, the Company establishes reserves for contingencies when the Company believes that it is probable that a loss has been incurred and the amount of loss can be reasonably estimated. The Company discloses a contingency if there is at least a reasonable possibility that a loss may have been incurred and there is no reserve for the loss because the conditions above are not met. The Company's disclosure would include an estimate of the reasonably possible loss or range of loss for those matters, for which an estimate can be made. Neither a reserve nor disclosure is required for losses that are deemed remote.

The Company has not established any reserves as of December 31, 2023, since in the opinion of management, the likelihood of liability is not probable nor reasonably estimable.

6. Related Party Transactions

Support Arrangements
The Company previously entered into a service level agreement with CSC, in which the employment of certain of the Company's employees was assigned and transferred to CSC. Under this agreement, CSC is responsible for the compensation-related payments to these employees for their performance of services provided to the Company and the Company reimburses CSC, recording the related amounts payable to CSC in Payables to related parties on the statement of financial condition. CSC also agreed to provide certain administrative and other support services to the Company. All direct and indirect expenses are paid by CSC or other affiliates through an expense sharing agreement. Indirect expenses are allocated based on time, usage and/or headcount.

Kyber Data Science LLC Notes to Consolidated Financial Statements December 31, 2023 (In thousands of dollars, except where noted)
In the normal course of business, the Company enters into transactions with CSC to provide support services for daily operations.

Balances with related parties included in the statement of financial condition are as follows:

December 31, 2023
Liabilities
Payables:
Payable to affiliates	$39,560

Revenues and indirect expenses with related parties included in the statement of operations are as follows:

Revenues	As of December 31, 2023
Interest income	$6

Indirect expenses charged from related parties for the year ended December 31, 2023, are included in the statement of operations under the following captions:

For the year ended December 31, 2023
Interest expense	$5
Employee compensation and benefits	3,006
Professional, advisory, and other fees	247
Service fees	35
Communications	26
Occupancy and Equipment	181
Depreciation and amortization	59
Client services and business development	22
Other expenses	211

On July 31st, 2023, the Parent issued a capital contribution in the amount of $5,250,000.

7. Intangible Assets

The Company has recognized intangible assets related to its perpetual licensing agreement with a third-party data supplier and has purchased other data and made enhancements to its suite of products and, accordingly, has recognized intangible assets on the Balance Sheet as follows:

Kyber Data Science LLC Notes to Consolidated Financial Statements December 31, 2023 (In thousands of dollars, except where noted)

Intangible Assets, December 31, 2022	$7,043
Intangible Assets Capitalized during 2023	3,515
Amortization – Intangible Assets during 2023	(1,940)
Intangible Assets, December 31, 2023	$8,618

The estimated remaining useful life for these intangible assets is six years.

	Year Ended December 31,
	2024	2025	2026	2027	2028	Thereafter
Estimated Amortization Expense of Intellectual Property Intangibles	2,123	2,123	2,123	1,175	859	215

8. Subsequent Events

The Company has evaluated events through January 16, 2025, the date the consolidated financial statements were issued and has determined that there were no subsequent events requiring adjustment to the consolidated financial statements.

On January 31, 2024, and September 30, 2024, amounts due to the Parent of $5,897,780 and $5,227,025, respectively, were converted to equity contributions.

On October 31, 2024, the members of the Company approved the Membership Interest Assignment Agreement assigning all remaining interests in the Company to Forian Inc. effective as of October 31, 2024.